Exhibit 5.1

Tel-Aviv, March 11, 2024

To:

ZOOZ Power Ltd.

4B Hamelacha St.

Lod 7152008

Israel

Re: ZOOZ Power Ltd.

Ladies and Gentlemen,

We have acted as Israeli counsel to ZOOZ Power Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-4 filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and to which this opinion is filed as an exhibit (the “Registration Statement”) registering the issuance by the Company of (i) up to 8,164,372 Ordinary Shares of the Company, with par value as of the Closing as provided in the BCA (as defined below) (“Ordinary Shares”), (ii) 6,022,500 warrants, with each warrant entitling the holder to purchase one Ordinary Share (the “Warrants”) and (iii) 6,022,500 Ordinary Shares underlying the Warrants (the “Warrant Shares”), in each case to be issued, as part of the merger (the “Merger”) contemplated by the Business Combination Agreement dated as of July 30, 2023, as amended on February 9, 2024 (the “BCA”), by and among Keyarch Acquisition Corporation, a Cayman Islands exempted company, the Company and ZOOZ Power Cayman, a Cayman Islands exempted company and direct, wholly owned subsidiary of the Company (“Merger Sub”). This opinion is rendered pursuant to Item 21(a) of Form F-4 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”) and Items 601(b)(5) of Regulation S-K promulgated by the SEC.

As Israeli counsel to the Company, in rendering the opinions set forth below, we have examined solely copies of: (i) the Registration Statement; (ii) the Articles of Association of the Company, as currently in effect (the “Articles”); (iii) a draft of the amended Articles of Association of the Company that is included as Annex B to the Registration Statement, to become effective immediately prior (and subject to) to the closing of the Merger (the “Amended Articles”); (iv) resolutions of the board of directors of the Company (the “Board”), which have heretofore been approved and which relate to the Registration Statement and to the consummation of the transactions contemplated by the BCA, subject to the approval of the shareholders of the Company; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively, without independent investigation or verification, upon certificates of, and other communications with, officers of the Company. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

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In making the examination described above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, conformity and completeness of all documents submitted to us and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the veracity of all facts communicated to us by the Company and its officers, and we have assumed that all consents, resolutions and minutes of meetings of the Company’s board of directors and of committees thereof, which have been provided to us are complete, true and accurate, have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws and that there are no additional consents, resolutions and minutes which have not been presented to us, other than the resolutions of the Company shareholders required in accordance with applicable law, which shall be presented to the Company shareholders after the date herewith and prior to the closing of the Merger. As to all questions of fact material to these opinions, that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and secured parties; (ii) the effect of general principles of equity, whether applied in a proceeding in equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; (iii) the exercise of judicial or administrative discretion; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (v) the effect of statutes of limitations; (vi) the approval of the Company shareholders of the Merger contemplated by the BCA and the transactions contemplated thereby and the Ancillary Documents, in accordance with applicable law and the Articles, and (vii) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that upon effectiveness of the Merger and the adoption of the Amended Articles, and upon receipt by the Company of the consideration for the issuance of the Ordinary Shares, the Warrants and the Warrant Shares contemplated under the BCA: (i) the Ordinary Shares being registered under the Registration Statement, when issued pursuant to the Merger and the BCA, will be validly issued and fully paid and non-assessable, (ii) the Warrants, when executed and delivered pursuant to the Merger and the BCA, will be duly authorized, executed and delivered, and (iii) the Warrant Shares, when issued and sold by the Company against receipt of the exercise price therefor pursuant to the terms of the Warrants, in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, in respect of any other matters.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes or to update our opinions.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they do not constitute guarantees or warranties as to how a court may rule on such matters and should not be construed as such.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

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This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Very truly yours,

/s/ Shibolet & Co., Law Firm
Shibolet & Co., Law Firm